INTERIM INVESTMENT ADVISORY AGREEMENT

INTERIM INVESTMENT ADVISORY AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST

and

WINANS INTERNATIONAL, INC.

INTERIM INVESTMENT ADVISORY AGREEMENT (this “Interim Agreement”), made as of August 5, 2009, between Northern Lights Fund Trust, a Delaware business trust (the "Trust"), and Winans International, Inc. (the "Advisor") located at 330 Ignacio Boulevard, Suite 203, Novato, CA 94949.

W I T N E S S E T H:

WHEREAS, the Trust currently is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, one such series in which the Trust offers shares is the Winans Equity Long/Sort Fund  (known previously as Biltmore Momentum/Dynamic ETF Fund) (the “Fund”), which series previously was advised by Capital Group, Inc. (“CGI”);

WHEREAS, subject to the approval of the Board of Trustees of the Trust (the “Board”), including without limitation a majority of the Trustees of the Trust who are not interested persons of the Trust, CGI or the Trust’s principal underwriter (the “Independent Trustees”), in accordance with Section 15 of the Act, CGI determined to withdraw as investment adviser to the Fund.

WHEREAS, the Board and the Advisor contemplate that the Adviser, pursuant to Rule 15a-4 under the Act, will act as the Fund’s interim investment adviser pursuant to this Interim Agreement until the earlier of (i) such time as the vote of a majority of the outstanding voting securities of the Fund approves a new continuing investment advisory agreement (the “New Advisory Agreement”) with WI Mutual Funds, LLC (“WIMF”) and a new subadvisory agreement with the Advisor for the Fund (the “Subadvisory Agreement” and with the New Advisory Agreement, the “Agreements”) and the Agreements become effective, and (ii) one hundred fifty (150) days following the date hereof;

WHEREAS, the terms of this Interim Agreement are the same as the investment advisory agreement between CGI and the Trust on behalf of the Fund with the exception of differences mandated by Rule 15a-4 and with such other differences that the Board, including a majority of the Independent Trustees, have found immaterial and with the understanding that any reference to “each Fund” or “the Funds” or the like shall be deemed to be a reference to the Fund;

WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940;

WHEREAS, during the term of this Interim Agreement, the Advisor will manage the Fund in accordance with the Fund’s Prospectus and Statement of Additional Information, as supplemented as of the date hereof, and

WHEREAS, in view of the foregoing, the Trust desires to retain the Advisor to render investment advisory services to the Trust with respect to each Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.

Services of the Advisor.

1.1

Investment Advisory Services. The Advisor shall act as the investment adviser to each Fund and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of each Fund in a manner consistent with its investment objective(s), policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by each Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Advisor will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the Advisor with research, analysis, advice and similar services and pay such brokers in return a higher commission or spread than may be charged by other brokers.

The Trust hereby authorizes any entity or person associated with the Advisor or any Sub-Advisor retained by the Advisor pursuant to Section 7 of this Agreement that is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(iv).

The Advisor shall carry out its duties with respect to each Fund's investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in each Fund's then-current Prospectus and Statement of Additional Information, including any supplements thereto, and subject to such further limitations as the Trust may from time to time impose by written notice to the Advisor.

1.2

Administrative Services. The Trust has engaged the services of an administrator.  The Advisor shall manage the Trust's business and affairs, and shall provide such services required for effective administration of the Trust to the extent necessary to operate the Fund (and only the Fund) as are not provided by employees or other agents engaged by the Trust; provided, that the Advisor shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and the Advisor. Subject to the foregoing, in providing administrative services hereunder (in each case only to the extent necessary to operate the Fund and only the Fund), the Advisor shall:

1.2.1

Office Space, Equipment and Facilities. Furnish without cost to the Trust, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Trust's need.

1.2.2

Personnel. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform all of the Trust's executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Trust or by the Advisor acting in some other capacity pursuant to a separate agreement or arrangement with the Trust.

1.2.3

Agents. Assist the Trust in coordinating the activities of the other agents engaged by the Trust, including the Trust's shareholder servicing agent, custodian, administrator, independent auditors and legal counsel.

1.2.4

Trustees and Officers. Authorize and permit the Advisor's directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

1.2.5

Books and Records. Assure that all financial, accounting and other records required to be maintained and preserved by the Trust are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

1.2.6

Reports and Filings. Assist in the preparation of (but not pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund and Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws.

2.

Expenses of the Trust.

2.1

Expenses to be Paid by Advisor. The Advisor shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors or employees of the Advisor.

In the event that the Advisor pays or assumes any expenses of the Trust not required to be paid or assumed by the Advisor under this Agreement, the Advisor shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Advisor of any obligation to the Trust under any separate agreement or arrangement between the parties.

2.2

Expenses to be Paid by the Trust. The Trust shall bear all expenses of its operation, except those specifically allocated to the Advisor under this Agreement or under any separate agreement between the Trust and the Advisor. Subject to any separate agreement or arrangement between the Trust and the Advisor, the expenses hereby allocated to the Trust, and not to the Advisor, include but are not limited to:

2.2.1

Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.

2.2.2

Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent or other agent engaged by the Trust to service shareholder accounts.

2.2.3

Shareholder Reports. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

2.2.4

Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the Securities and Exchange Commission or other appropriate regulatory body, setting in type, printing and mailing annual or more frequent revisions of the Trust's Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

2.2.5

Pricing and Portfolio Valuation. All expenses of computing the Trust's net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Trust's investment portfolio.

2.2.6

Communications. All charges for equipment or services used for communications between the Advisor or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

2.2.7

Legal and Accounting Fees. All charges for services and expenses of the Trust's legal counsel and independent accountants.

 2.2.8

Trustees' Fees and Expenses. All compensation of Trustees other than those affiliated with the Advisor, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

2.2.9

Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitations therefor.

2.2.10

Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Trust under the Act and the registration of the Trust's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements that may be made from time to time.

2.2.11

State Registration Fees. All fees and expenses of taking required action to permit the offer and sale of the Trust's shares under securities laws of various states or jurisdictions, and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesperson of the Trust in any state).

2.2.12

Confirmations. All expenses incurred in connection with the issue and transfer of Trust shares, including the expenses of confirming all share transactions.

2.2.13

Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Trust in a manner approved by its Trustees.

2.2.14

Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale or lending of the Trust's portfolio securities.

2.2.15

Taxes. All taxes or governmental fees payable by or with respect to the Trust to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

2.2.16

Trade Association Fees. All fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization.

2.2.17

Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3.

Advisory Fee.

3.1

Fee. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Advisor under this Agreement, each Fund shall pay the Advisor on the last day of each month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund's average daily net assets for the month. The annual percentage rate applicable to each Fund is set forth in Appendix A to this Agreement, as it may be amended from time to time in accordance with Section 1.3 of this Agreement.

3.2

Compensation Escrow and Interest.  Notwithstanding Section 3.1 hereof, all compensation otherwise due the Advisor hereunder shall be held in an escrow account with the Fund’s custodian bearing interest [at the prevailing overnight rate].  If a majority of the Fund’s outstanding voting securities approve the Agreements by the end of the one hundred fifty (150) day term of this Interim Agreement under Section 11 hereof, the amount in the escrow account (including the interest earned) shall be paid to the Advisor.  If a majority of the Fund’s outstanding voting securities do not approve the Agreements, the Advisor shall be paid, out of the escrow account, the lesser of (i) any costs incurred by the Advisor in performing this Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned).

4.

Records.

4.1

Tax Treatment. The Advisor shall maintain, or arrange for others to maintain, the books and records of the Trust in respect of the Fund in such a manner that treats each Fund as a separate entity for federal income tax purposes.

4.2

Ownership. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Advisor on behalf of the Trust in respect of the Fund are the property of the Trust and shall be surrendered by the Advisor promptly on request by the Trust; provided, that the Advisor may at its own expense make and retain copies of any such records.

5.

Reports to Advisor.

The Trust shall furnish or otherwise make available to the Advisor such copies of the Fund's Prospectus, Statement of Additional Information, financial statements, proxy statements, reports and other information relating to its business and affairs as the Advisor may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6.

Reports to the Trust.

The Advisor shall prepare and furnish to the Trust such reports, statistical data and other information in respect of the Fund in such form and at such intervals as the Trust may reasonably request.

7.

Retention of Sub-Advisor.

         Subject to the Trust's obtaining the initial and periodic approvals required under Section 15 of the Act, the Advisor may retain one or more sub-advisers, at the Advisor's own cost and expense, for the purpose of managing the investments of the assets of one or more Funds of the Trust. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Advisor under this Agreement and the Advisor shall, subject to Section 9 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Advisor's duties hereunder.

8.

Services to Other Clients.

Nothing herein contained shall limit the freedom of the Advisor or any affiliated person of the Advisor to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

9.

Limitation of Liability of Advisor and its Personnel.

Neither the Advisor nor any director, manager, officer of employee of the Advisor performing services for the Trust at the direction or request of the Advisor in connection with the Advisor's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, and the Advisor shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Advisor or any sub-adviser retained by the Advisor pursuant to Section 7 of this Agreement; PROVIDED, that nothing herein contained shall be construed (i) to protect the Advisor against any liability to the Trust or its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Advisor's duties, or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, manager, officer or employee of the Advisor who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

10.

Effect of Interim Agreement.

Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

11.

Term of Interim Agreement.

The term of this Interim Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one hundred fifty (150) days, whereupon it shall automatically terminate.

12.

Amendment or Assignment of Interim Agreement.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment. This Agreement shall terminate automatically and immediately in the event of its assignment.

13.

Notice Termination of Interim Agreement.

This Agreement may be terminated as to any Fund at any time by either party hereto, without the payment of any penalty, (i) by the Advisor upon sixty (60) days' prior written notice to the Trust; and (ii) by the Fund upon ten (10) days written notice to the Advisor, (A) by Trust's Board of Trustees, or (B) by vote of majority of the outstanding voting securities of the Fund.

14.

Use of Name.

The Trust is named the Northern Lights Fund Trust, and each Fund may be identified, in part, by the name “Northern Lights.”  The Fund may be identified, in part, by the name “Winans” only so long as the Advisor is either the investment adviser or the subadviser to the Fund.

15.

Declaration of Trust.

The Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or a Fund, as the case may be, and its assets, and the Advisor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Advisor shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Advisor understands that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. The Advisor further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that the Advisor must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

16.

Governing Law.

Subject to Section 17 hereof, this Agreement shall be governed and construed in accordance with the laws of the State of Nebraska.

17.

Interpretation and Definition of Terms.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

18.

Captions.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

19.

Execution in Counterparts.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

                                                                               NORTHERN LIGHTS FUND TRUST

                                                                               By: /s/ Andrew Rogers

       Andrew Rogers

                                                                                     President

                                                                               WINANS INTERNATIONAL, INC.

                                                                              By: /s/ Kenneth G. Winans

                                                                                     Kenneth G. Winans

                                                                                     President

NORTHERN LIGHTS FUND TRUST

INTERIM INVESTMENT ADVISORY AGREEMENT

APPENDIX A

FUNDS OF THE TRUST AS OF August 5, 2009

NAME OF FUND

    ANNUAL ADVISORY FEE AS A % OF

    AVERAGE NET ASSETS OF THE FUND

Biltmore Momentum/Dynamic ETF Fund

0.80%